UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2006

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-51952

Delaware	03-0573898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1717 South Boulder Avenue, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

General. On May 9, 2006, Alliance Holdings GP, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alliance GP, LLC (the “General Partner”) and Lehman Brothers Inc. and the other underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 12,500,000 common units representing limited partner interests in the Partnership (“Common Units”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,875,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership. The transactions contemplated by the Underwriting Agreement were consummated on May 15, 2006.

Registration Rights. In connection with the Partnership’s initial public offering and the contribution agreement dated April 14, 2006 by the Partnership and the parties thereto, the Partnership has entered into a Registration Rights Agreement dated May 15, 2006 pursuant to which it agreed to register for sale under the Securities Act and applicable state securities laws (subject to certain limitations) any common units proposed to be sold by the owners of Alliance Resource Partners, L.P.’s (“ARLP”) managing general partner, ARLP’s special general partner or any of their respective affiliates. These registration rights require the Partnership to file one registration statement for each of these groups. The Partnership has also agreed to include any securities held by the owners of ARLP’s managing general partner, ARLP’s special general partner or any of their respective affiliates in any registration statement that the Partnership files to offer securities for cash, except an offering solely to an employee benefit plan and other similar exceptions. The Partnership is obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. These registration rights are in addition to the registration rights that the Partnership has agreed to provide the General Partner and its affiliates pursuant to the Partnership’s limited partnership agreement.

Long-Term Incentive Plan. The Partnership adopted the Alliance Holdings GP, L.P. Long-Term Incentive Plan effective May 15, 2006 for the employees, directors and consultants of the General Partner and its affiliates, including ARLP, who perform services for the Partnership. The long-term incentive plan will consist of two components: restricted units and phantom units. The long-term incentive plan will limit the number of units that may be delivered pursuant to awards to 5,215,000 units. Units forfeited or withheld to satisfy tax withholding obligations are available for delivery pursuant to other awards. The long-term incentive plan will be administered by the compensation committee of the board of directors of the General Partner.

The board of directors of the General Partner and the compensation committee of the board may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. The board of directors and the compensation committee of the board also have the right to alter or amend the long-term incentive plan or any part of the long-term incentive plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval as may be required by the exchange upon which the common units are listed at that time, if any. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. The long-term incentive plan will expire upon its termination by the board of directors or the compensation committee or, if earlier, when no units remain available under the long-term incentive plan for awards. Upon termination of the long-term incentive plan, awards then outstanding will continue pursuant to the terms of their grants.

Credit Facility. On May 15, 2006, the Partnership entered into a $5.0 million revolving credit facility with C-Holdings, LLC, an entity controlled by Joseph W. Craft III, as the lender. The facility will be available exclusively to fund the Partnership’s working capital borrowings. Borrowings under the facility will mature on March 31, 2007 and will bear interest at LIBOR plus 2.0%. The Partnership will pay a commitment fee to C-Holdings, LLC on the unused portion of the working capital facility of 0.3% annually. The Partnership believes it has adequate financing capacity over the next twelve months to meet currently anticipated expenditures, and the Partnership currently has no plans for any other financing sources during that period. The operating and financial restrictions and covenants in the Partnership’s credit facility, if any, and any future financing agreements could adversely affect its ability to finance future operations or capital needs or to engage, expand or pursue its business activities. The Partnership’s credit facility will limit its ability to pay distributions in the event the Partnership is not in compliance with its terms.

Administrative Services Agreement. The General Partner will manage the Partnership’s operations and activities. On May 15, 2006, the Partnership entered into an administrative services agreement between Alliance Resource Management GP, LLC, ARLP, Alliance Coal, LLC, Alliance GP, LLC, Alliance Holdings GP, L.P. and Alliance Resource Holdings II, Inc. Under the administrative services agreement, certain personnel of the Partnership and its affiliates, including the Partnership’s executive officers, will perform administrative and commercial services for the Partnership and for ARLP and Alliance Resource Holdings II, Inc. and their respective affiliates. The services performed by these personnel will include but not be limited to day-to-day operations, human resources, information technology and financial and accounting services. The Partnership will reimburse the General Partner for the Partnership’s pro rata portion of the services rendered by these employees on the Partnership’s behalf. The Partnership will adopt policies and procedures to protect and prevent inappropriate disclosure by shared personnel of commercial and other non-public information relating to us, ARLP and Alliance Resource Holdings II, Inc.

ARLP Omnibus Agreement. On May 15, 2006, the Partnership became party to an existing omnibus agreement currently among ARLP, its general partners and Alliance Resource Holdings, Inc., which governs potential competition among ARLP and the other parties to the agreement. This omnibus agreement was entered into in connection with ARLP’s August 1999 initial public offering and was first amended in May 2002. Pursuant to the terms of the amended omnibus agreement, the Partnership agreed and caused its controlled affiliates to agree, for so long as management controls ARLP’s managing general partner, not to engage in the business of mining, marketing or transporting coal in the United States, unless ARLP is first offered the opportunity to engage in the potential activity or acquire a potential business, and the board of directors of ARLP’s managing general partner, with the concurrence of its conflicts committee, elects to cause ARLP not to pursue such opportunity or acquisition. The ARLP omnibus agreement provides, among other things, that ARLP will be presumed to desire to acquire the assets until such time as it advises the Partnership that it has abandoned the pursuit of such business opportunity, and the Partnership may not pursue the acquisition of such assets prior to that time. This restriction will not apply to:

•	any business owned or operated by the Partnership and its affiliates at May 15, 2006;

•	any acquisition by the Partnership or its affiliates, the majority value of which does not constitute a restricted business, provided ARLP is offered the opportunity to purchase the restricted business following its acquisition; or

•	any business conducted by the Partnership or its affiliates with the approval of ARLP’s board of directors or its conflicts committee.

Except as provided above, the Partnership and its affiliates will not be prohibited from engaging in activities that directly compete with ARLP. In addition, the Partnership’s affiliates will not be prohibited from engaging in activities that compete directly with the Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Facility. On May 15, 2006, the Partnership entered into a $5.0 million revolving credit facility with C-Holdings, LLC, an entity controlled by Mr. Craft, as the lender. The facility will be available exclusively to fund the Partnership’s working capital borrowings. Borrowings under the facility will mature on March 31, 2007 and will bear interest at LIBOR plus 2.0%. The Partnership will pay a commitment fee to C-Holdings, LLC on the unused portion of the working capital facility of 0.3% annually. The Partnership believes it has adequate financing capacity over the next twelve months to meet currently anticipated expenditures, and the Partnership currently has no plans for any other financing sources during that period. The operating and financial restrictions and covenants in the Partnership’s credit facility, if any, and any future financing agreements could adversely affect its ability to finance future operations or capital needs or to engage, expand or pursue its business activities. The Partnership’s credit facility will limit its ability to pay distributions in the event the Partnership is not in compliance with its terms.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 15, 2006, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of its initial public offering. A description of the Amended and Restated Partnership Agreement is contained in the section entitled “Description of our Partnership Agreement” of the Prospectus for the initial public offering of the Common Unit and is incorporated herein by reference. A copy of the Amended and Restated Agreement of Limited Partnership of Partnership is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

On May 15, 2006, the General Partner amended and restated its Limited Liability Company Agreement in connection with the closing of the Partnership’s initial public offering. A description of the Amended and Restated Limited Liability Company Agreement is contained in the section entitled “Certain Relationships and Related Party Transactions-Our General Partner’s Limited Liability Company Agreement” of the Prospectus for the initial public offering of the Common Unit and is incorporated herein by reference. A copy of the Amended and Restated Limited Liability Company Agreement of the General Partner is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 15, 2006

3.2	Amended and Restated Limited Liability Company Agreement of Alliance GP, LLC

10.1	Alliance Holdings GP, L.P. Long-Term Incentive Plan

10.2	Revolving Credit Agreement dated May 15, 2006 between Alliance Holdings GP, L.P. and C-Holdings, LLC

10.3	Omnibus Agreement dated August 20, 1999 among Alliance Resource Partners, L.P., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC, Alliance Resource Management GP, LLC and Alliance Resource Partners, L.P.

10.4	Amendment to Omnibus Agreement dated May 8, 2002 among Alliance Resource Partners, L.P., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC, Alliance Resource Management GP, LLC and Alliance Resource Partners, L.P.

10.5	Second Amendment dated May 15, 2006 to the Omnibus Agreement among Alliance Resource Partners, L.P., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC, Alliance Resource Management GP, LLC, AMH II, LLC, Alliance Resource Holdings II, Inc., Alliance Management Holdings, LLC, Alliance Holdings GP, L.P. and Alliance GP, LLC

10.6	Administrative Services Agreement dated May 15, 2006 among Alliance Resource Partners, L.P., Alliance Resource Management GP, LLC, Alliance Resource Holdings II, Inc., Alliance Holdings GP, L.P. and Alliance GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Holdings GP, L.P.

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: May 17, 2006